UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . 28.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005 (December 12, 2005)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200
Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 12, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Allos Therapeutics, Inc. (“Allos” or the “Company”) approved the Allos Therapeutics, Inc. Annual Incentive Plan (the “Plan”).  The purpose of the Plan is to promote the interests of the Company and its stockholders by rewarding Company employees with cash bonus payments based upon the level of achievement of financial, business and other performance objectives established in accordance with the Plan.  The Plan is effective for fiscal years commencing January 1, 2006; provided, however, that the Committee or the Board may amend, suspend or terminate the Plan at any time in their sole discretion.  The material terms of the Plan are summarized below.

Administration.  The Plan will be administered by the Committee, which is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan.

Eligibility.  All Allos employees of regular status, including all executive officers, who are scheduled to work a minimum of 30 hours per week will be eligible to participate in the Plan.  To receive a bonus under the Plan, an employee must have entered into Plan eligibility prior to October 1st of the applicable Plan year and must be on the Company’s payroll on the last day of the applicable Plan year.

Target Bonus Awards.  Target bonus awards for each participant will be determined as a percentage of base salary based on the participant’s position within the Company.  For purposes of the Plan, a participant’s “base salary” in respect of any Plan year will equal the cumulative actual base salary and, in the case of an employee who is not exempt from the minimum wage and overtime requirements of The Fair Labor Standards Act of 1938, as amended, any overtime pay, actually received by the participant during the Plan year.  For 2006, target bonus awards range from 40% of base salary for the President and CEO to 3% of base salary for employees in salary grade levels 1-4.  Target award levels will be reviewed annually and may be adjusted by the Committee, as necessary or appropriate.

Determination and Weighting of Objectives.   Actual bonus awards will be determined based on the level of achievement of corporate and individual objectives established for each Plan year in accordance with the Plan.

Corporate Objectives.  Prior to the beginning of each Plan year, the President and CEO will develop a list of corporate objectives for the Plan year, which will be subject to the approval of the Board.  The corporate objectives will include such financial, business and other performance objectives as the Board may, in its sole discretion, approve.  The same corporate objectives will apply to all participants under the Plan for any applicable Plan year.

Individual Objectives.  After the approval of the corporate objectives, the Company, in conjunction with the Plan participants, will develop individual objectives for the Plan year that are consistent with and support the corporate objectives or are otherwise intended to contribute to the success of the Company.  Individual objectives for the Company’s executive officers will be subject to the approval of the Committee.  Individual objectives for all other participants will be subject to the approval of the participant’s responsible vice president (or other immediate supervisor) and the President and CEO; provided, that, in some cases, individual objectives may be based on a participant’s job description and assessed in connection with the participant’s annual performance review for the applicable Plan year.

Weighting of Objectives.  Bonus awards for each participant will be weighted between corporate objectives and individual objectives based on the participant’s position within the Company.  For 2006, the weighting between corporate and individual objectives ranges from 100% corporate and 0% individual for the President and CEO to 25% corporate and 75% individual for employees in salary grade levels 1-4.  The weighting will be reviewed annually and may be adjusted by the Committee, as necessary or appropriate.  The following table sets forth the target bonus awards and weighting between corporate and individual objectives for 2006 for all Plan participants:

	Target	Weighting
Position	Award Multiplier	Corporate	Individual
President and CEO	40%	100%	—
Senior Vice President	30%	100%	—
Vice President	25%	75%	25%
Senior Director	20%	50%	50%
Director	20%	40%	60%
Associate Director	15%	40%	60%
Grades 8 above	10%	25%	75%
Grades 5-7	5%	25%	75%
Grades 1-4	3%	25%	75%

Determination of Bonus Amounts.  Actual bonus awards for each Plan year will be determined as follows:

Executive Officers. As soon as practicable after the end of each Plan year, the Committee will determine the bonus award for each executive officer by determining (i) the performance multiplier for the corporate component of the executive officers’ bonus awards based on the Committee’s assessment of the Company’s performance against corporate objectives for the Plan year (the “Corporate Performance Multiplier”), and (ii) the performance multiplier for the individual component of each executive officer’s bonus award based on the Committee’s assessment of the executive officer’s performance against his or her individual objectives for the Plan year.  The same Corporate Performance Multiplier will be used for all executive officers and other participants under the Plan for any particular Plan year.  If the Committee determines that corporate or individual performance for the Plan year exceeded objectives or was excellent in view of prevailing conditions, the Committee may approve corporate or individual performance multipliers, as the case may be, up to 150%.

Other Participants.  As soon as practicable after the end of each Plan year, the President and CEO will determine the bonus awards for each other participant (other than the executive officers) by (i) applying the Corporate Performance Multiplier (as approved by the Committee) for the corporate component of each participant’s bonus award, and (ii) determining the performance multiplier for the individual component of each participant’s bonus award based the President and CEO’s assessment of the participant’s performance against his or her individual objectives for the Plan year.  If the President and CEO determines that a participant’s individual performance for the Plan year exceeded objectives or was excellent in view of prevailing conditions, the President and CEO may approve an individual performance multiplier up to 150%.

Payment of Bonuses.  Payment of a bonus to a participant will be made as soon as practicable after determination of the amount of the participant’s bonus award, and will occur within 75 days after the end of the applicable Plan year.  Any such payment will be made in cash or cash equivalent, subject to any applicable withholding requirements.

The foregoing is a summary of the material terms of the Plan.  Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           Allos Therapeutics, Inc. Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:             December 16, 2005

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Vice President, General Counsel